                                                                    EXHIBIT 10.1


                         SECURITIES PURCHASE AGREEMENT


                 THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and between SALIVA DIAGNOSTIC SYSTEMS, INC., a Delaware corporation, with headquarters located at 11719 NE 95th St., Vancouver, Washington 98682 (the "Company"), and the undersigned (the "Buyer").

                              W I T N E S S E T H:

                 WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

                 WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, Series 1998-A Convertible Preferred Stock (the "Preferred Stock"), of the Company which will be convertible into shares of Common Stock, $.01 par value per share of the Company (the "Common Stock"), upon the terms and subject to the conditions of the such Preferred Stock, and subject to acceptance of this Agreement by the Company;

                 NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                 1.       AGREEMENT TO PURCHASE; PURCHASE PRICE.

                 a. PURCHASE; CERTAIN DEFINITIONS. (i) The undersigned hereby agrees to purchase from the Company the Preferred Stock in the principal amount set forth on the signature page of this Agreement (the "Initial Preferred Stock"), and having the terms and conditions and being in the form attached hereto as ANNEX I (the "Certificate of Designations"). The purchase price for the Initial Preferred Stock shall be as set forth on the signature page hereto and shall be payable in United States Dollars.

                 (i) As used herein, the term "Preferred Stock" means the Initial Preferred Stock unless the context otherwise requires.

                 (ii) As used herein, the term "Securities" means the Preferred Stock, the Warrants and the Common Stock issuable upon conversion of the Preferred Stock or the exercise of the Warrants.



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                 (iii)    As used herein, the term "First Closing Date" means
the date of the closing of the purchase and sale of the Initial Preferred Stock, as provided herein.

                 (iv) As used herein the term "Additional Closing Date" means the date of the closing of the purchase and sale of the Additional Preferred Stock, as provided herein.

                 (v) As used herein, the term "Closing Date" means the relevant First Closing Date or Additional Closing Date, as the case may be.

                 b. FORM OF PAYMENT. The Buyer shall pay the purchase price for the Initial Preferred Stock by delivering immediately available good funds in United States Dollars to the Company or in accordance with its written instructions. No later than the relevant Closing Date, but in any event promptly following payment by the Buyer of the purchase price of the relevant Preferred Stock, the Company shall deliver the relevant Preferred Stock duly executed on behalf of the Company to the Buyer.

                 c. METHOD OF PAYMENT. Payment of the purchase price for the Initial Preferred Stock shall be made to or at the direction of the Company. Not later than 1:00 p.m., New York time, on the date which is one (1) New York Stock Exchange trading days after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Company or its counsel/Placement Agent by facsimile, the Buyer shall deposit the aggregate purchase price for the Initial Preferred Stock, in currently available funds. Time is of the essence with respect to such payment, and failure by the Buyer to make such payment, shall allow the Company to cancel this Agreement.

                 2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

                 The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

                 a. Without limiting Buyer's right to sell the Common Stock pursuant to the Registration Statement (as that term is defined in the Registration Rights Agreement defined below), the Buyer is purchasing the Preferred Stock and the Warrants and will be acquiring the shares of Common Stock issuable upon conversion of the Preferred Stock (the "Converted Shares") and the Warrant Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

                 b. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an





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entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

                 c. All subsequent offers and sales of the Preferred Stock and the shares of Common Stock representing the Converted Shares [and the Warrant Shares] (such Common Stock sometimes referred to as the "Shares") by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

                 d. The Buyer understands that the Preferred Stock are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Preferred Stock.

                 e. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock and the offer of the Shares which have been requested by the Buyer, including ANNEX V hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. No representations or warranties have been made to the Buyer by the Company, its officers or directors, or any agent, employee or affiliate of any of them, except as set forth herein. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, (2) Quarterly Report on Form 10-QSB for the fiscal quarters ended March 31, 1997, June 30, 1997, and September 31, 1997, and (3) Forms 8-K, dated May 30, 1997 and June 5,1997, (the "Company's SEC Documents").

                 f. The Buyer understands that its investment in the Securities involves a high degree of risk. In making the decision to invest in the Securities, the Buyer has not relied on any representations or information made by or from third parties.

                 g. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on the fairness of an investment in, or made any recommendation or endorsement of, the Securities.

                 h. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.





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                 i.       Notwithstanding the provisions hereof to the
contrary, to the extent that the offering and sale of the Initial Preferred Stock and the offering and sale of the Additional Preferred Stock (as defined in Section 4 hereof) are deemed to be integrated for purposes of the rules or regulations of the Nasdaq SmallCap Market, in the event that upon conversion of the Preferred Stock the Company would be obligated to issue an aggregate amount of shares of Common Stock which exceeds 19.99% of the number of shares of Common Stock outstanding on the First Closing Date (such amount to be proportionately adjusted from time to time in the even of stock dividends, subdivisions, combinations, reclassifications, capital reorganizations and similar events) (the "Exchange Cap") and such issuance would constitute a breach of the Company's obligations under the rules or regulations of the Nasdaq SmallCap Market, or any other principal securities exchange or market upon which the Common Stock is or becomes traded, the Company may elect to redeem at the Redemption Amount (defined below) only that amount of Preferred Stock which, if converted, would result in the issuance of more than the Exchange Cap.

                          The "Redemption Amount" with respect to any
redemption of a share of Preferred Stock means an amount equal to:

                                      1,000                 x       M
                                  -------------
                                       CP

where:


                          "CP" means the then current conversion price; and

                          "M" means the highest closing bid price of the
Company's Common Stock during the period beginning on the date of the Redemption Notice and ending on the date of the redemption, as reported by The Nasdaq Stock Market (or the principal securities exchange or trading market on which the Common Stock is then traded).

                 j. The Buyer understands that the securities have not been registered under the 1933 Act, and that it can not dispose of any or all of the Securities until such shares are registered under the 1933 Act or exemption from such registration are available.

                 k. Neither the Buyer nor any of its affiliates nor any person acting on its or their behalf will at any time use Shares acquired upon conversion of the Preferred Stock to settle/cover any put option, short position or other similar instrument or position.

                 l. The Buyer is not a registered broker-dealer and is not engaged in the business of a broker-dealer (whether or not registered).





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                 3.       COMPANY REPRESENTATIONS, ETC.

                 The Company represents and warrants to the Buyer that:

                 a.       CONCERNING THE PREFERRED STOCK AND THE SHARES.   The
Preferred Stock has been duly authorized, and when issued, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Preferred Stock, the Warrants or the Shares.

                 b. REPORTING COMPANY STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or condition (financial or otherwise) of the Company. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act, and the Common Stock is currently listed and traded on The NASDAQ/SmallCap Market. The Company has received notice from NASDAQ of its delisting as of January 27, 1998 and makes no representations as to its ability to maintain its NASDAQ listing.

                 c. AUTHORIZED SHARES. The Company has sufficient authorized and unissued Shares as may be reasonably necessary to effect the conversion of the Preferred Stock and to issue the Warrant Shares. The Converted Shares and the Warrant Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Preferred Stock or upon exercise of the Warrants, each in accordance with its respective terms, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

                 d. SECURITIES PURCHASE AGREEMENT; REGISTRATION RIGHTS AGREEMENT AND STOCK. This Agreement and the Registration Rights Agreement, the form of which is attached hereto as ANNEX IV (the "Registration Rights Agreement"), and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Warrants and the Registration Rights Agreement, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally; and the Preferred Stock will be duly and validly authorized and, when executed and delivered on behalf of the Company in accordance with this Agreement, will be a valid and binding obligation of the Company in accordance with its terms, subject to general principles of equity and to





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bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally.

                 e. NON-CONTRAVENTION. Except as provided in ANNEX V hereto, the execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) the Company's listing agreement for its Common Stock, except such conflict, breach or default which would not have a material adverse effect on the Company or on the transactions contemplated herein.

                 f. APPROVALS. Except as provided in ANNEX V hereto, no authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the Stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

                 g. SEC FILINGS. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. Except as set forth on ANNEX V hereto, the Company has since January 1, 1997 timely filed all requisite forms, reports and exhibits thereto with the SEC.

                 h. ABSENCE OF CERTAIN CHANGES. Since January 1, 1997, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company, except as disclosed in ANNEX V or in the Company's SEC Documents. Since January 1, 1997, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or





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redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

                 i. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to have a material adverse effect on the business or financial condition of the Company or (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or any of the agreements contemplated hereby (collectively, including this Agreement, the "Transaction Agreements").

                 j. ABSENCE OF LITIGATION. Except as set forth in ANNEX V hereto, and in the Company's SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business or financial condition, or results of operation of the Company and its subsidiaries taken as a whole or the transactions contemplated by any of the Transaction Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.

                 k. ABSENCE OF EVENTS OF DEFAULT. Except as set forth in ANNEX V hereto and Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a material adverse effect on the Company's financial condition or results of operations.

                 l. PRIOR ISSUES. Except as set forth in ANNEX V, during the twelve (12) months preceding the date hereof, the Company has not issued any convertible securities. The presently outstanding unconverted principal amount of each such issuance as of the date of this Agreement are set forth in ANNEX V.

                 m. NO UNDISCLOSED LIABILITIES OR EVENTS. Except as set forth in ANNEX V hereto, the Company has no liabilities or obligations other than those disclosed in the Company's SEC Documents or those incurred in the ordinary course of the Company's business since January 1, 1997, and which individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, condition (financial or otherwise), or results of





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operations of the Company.  No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed.

                 n. NO DEFAULT. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

                 o. REGULATION D. Neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since September 1, 1996, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule 506 of Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

                 p. DILUTION. The number of Shares issuable upon conversion of the Preferred Stock may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion of the Preferred Stock. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Preferred Stock and upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

                 4.       CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

                 a.       TRANSFER RESTRICTIONS.  The Buyer acknowledges that
(1) the Preferred Stock have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company and opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Shares made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Shares under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules





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and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Shares (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

                 b. RESTRICTIVE LEGEND. The Buyer acknowledges and agrees that the Preferred Stock and the Warrants, and certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

                 THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

Within one day after the Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the Company shall cause to be delivered to its transfer agent an opinion to the effect that the Shares may be transferred without such restrictive legend upon presentation of a valid prospectus and share certificate.

                 c. REGISTRATION RIGHTS AGREEMENT. The parties hereto agree to enter into the Registration Rights Agreement on or before the First Closing Date.

                 d. FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Preferred Stock to the Buyer under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

                 e. REPORTING STATUS. So long as the Buyer beneficially owns any of the Preferred Stock, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to continue the listing and trading of its Common Stock on The NASDAQ SmallCap Market and will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers, Inc. ("NASD") or The NASDAQ SmallCap Market.





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                 f.       USE OF PROCEEDS.  The Company will use the proceeds
from the sale of the Preferred Stock (excluding amounts paid by the Company for legal fees, finder's fees and escrow fees in connection with the sale of the Preferred Stock) for internal working capital purposes, and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership enterprise or other person.

                 g. AVAILABLE SHARES. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield one hundred fifty percent (150%) of the number of shares of Common Stock issuable (i) at conversion as may be required to satisfy the conversion rights of the Buyer pursuant to the terms and conditions of the Preferred Stock and (ii) upon exercise as may be required to satisfy the exercise rights of the Buyer pursuant to the terms and conditions of the Warrants

                 h. WARRANTS. The Company agrees to issue to the Buyer on the First Closing Date transferable, divisible warrants (the "Warrants") for the purchase of 1,000,000 shares of Common Stock. The Warrants shall bear an exercise price equal to the Market Price of the Common Stock for the five (5) trading days ending on the day before the First Closing Date. The Warrants shall be exercisable as follows: (i) Warrants for the purchase of 750,000 shares of Common Stock will be exercisable immediately and (ii) Warrants for the remaining 250,000 shares will be exercisable commencing ten (10) calendar days after the Additional Closing Date. The Warrants will expire on the fifth anniversary of the First Closing Date. The Warrants shall be in the form annexed hereto as ANNEX VI, together with registration rights as provided in the Registration Rights Agreement.

                 i. HEDGING TRANSACTIONS. The Company understands that the Buyer may be a so-called "hedge" fund, and the Company hereby expressly agrees that the Buyer shall not in any way be prohibited or restricted from any purchases or sales of any securities or other instruments of, or related to, the Company or any of its securities, including, but not necessarily limited to, puts, calls, futures contracts, short sales and hedging and arbitrage transactions. The Buyer acknowledges that such purchases, sales and other transactions may be subject to various federal and state securities laws and agrees to comply with all such applicable securities laws.

                 j. Notwithstanding the provisions hereof or of the Preferred Stock, in no event (except (i) with respect to an automatic conversion, if any, of a Preferred Stock as provided in the Preferred Stock and
(ii) if the Company is in default under any Preferred Stock or any of the Transaction Agreements, as defined below) shall the holder be entitled to convert any Preferred Stock to the extent that, after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by the Buyer and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Buyer and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately





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preceding sentence, beneficial ownership shall be determined in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such proviso.

                 5.       TRANSFER AGENT INSTRUCTIONS.

                 a. Promptly following the delivery by the Buyer of the aggregate purchase price for the Initial Preferred Stock in accordance with
Section 1(c) hereof, the Company will irrevocably instruct its transfer agent to issue Common Stock from time to time upon conversion of the Preferred Stock in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement, registered in the name of the Buyer or its nominee, and in such denominations to be specified by the Buyer in connection with each conversion of the Preferred Stock. The Company warrants that no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Converted Shares or the Warrant Shares, as the case may be, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

                 b. (i) The Company will permit the Buyer to exercise its right to convert the Preferred Stock by telecopying an executed and completed Notice of Conversion to the Company and delivering within two (2) business days thereafter, the original Notice of Conversion and the Preferred Stock being converted to the Company by express courier, with a copy to the transfer agent.

                          (ii)  The term "Conversion Date" means, with respect
to any conversion elected by the holder of the Preferred Stock, the date specified in the Notice of Conversion, provided the copy of the Notice of Conversion is telecopied to or otherwise delivered to the Company in accordance with the provisions hereof so that is received by the Company on or before such specified date, and the original certificate representing the Preferred Stock is received within two (2) business days. The Conversion Date for the mandatory conversion at maturity shall be the Maturity Date of the Preferred Stock.

                          (iii)  The Company will request that the transfer
agent transmit the certificates representing the Converted Shares issuable upon conversion of any Preferred Stock (together with Preferred Stock not being so converted) to the Buyer via express courier, by electronic transfer or otherwise, within three (3) business days after receipt by the Company of the original Notice of Conversion and the Preferred Stock being converted (the "Delivery Date").

                 d. The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees that if same is due to any fault of the Company, to pay late payments to the Buyer for late issuances of Shares upon Conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond five (5) business days from Delivery Date):

                                         Late Payment For Each $10,000
                                         of Preferred Stock Principal
       No. Business Days Late            Amount Being Converted
       ----------------------            -----------------------------------
               1                                          $100
               2                                          $200
               3                                          $300
               4                                          $400
               5                                          $500
               6                                          $600
               7                                          $700
               8                                          $800
               9                                          $900
               10                                         $1,000
               >10                                        $1,000  +$200 for each Business
               Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the Buyer's right to pursue actual damages for the Company's failure to direct the transfer agent to issue and deliver the Common Stock to the Buyer. Furthermore, in addition to any other remedies which may be available to the Buyer, in the event that the transfer agent fails to effect delivery of such shares of Common Stock within five (5) business days after the Delivery Date, and such failure is due to any fault of the Company, the Buyer will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

                 e. If, by the relevant Delivery Date, the transfer agent fails to cause to be delivered the Shares to be issued upon conversion of a Preferred Stock and such failure is due to any fault of the Company, and after such Delivery Date, the holder of the Preferred Stock being converted (a "Converting Holder") purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Company shall pay to the Converting Holder, in addition to all other amounts contemplated in other provisions of the Transaction Agreements, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Company in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000.

                 f. The Company will authorize its transfer agent to give public information relating to the Company directly to the Buyer or the Buyer's representatives upon the request of the Buyer or any such representative. The Company will provide the Buyer with a copy of the authorization so given to the transfer agent.

                 6.       DELIVERY INSTRUCTIONS.

                 The Initial Preferred Stock or the Additional Preferred Stock, as the case may be, shall be delivered by the Company to the Buyer pursuant to
Section 1(b) hereof, no later than on the relevant Closing Date.

                 7.       CLOSING DATE.

                 (i) The First Closing Date for the issuance and sale of the Initial Preferred Stock shall occur on the date which is the first Nasdaq trading day after the fulfillment or waiver of all closing conditions pursuant to Sections 8 and 9 hereof or such other date and time as is mutually agreed upon by the Company and the Buyer. The date of the Additional Closing Date shall be the date specified by the Buyer on at least five (5) business days' advance notice to the Company; provided, however, that it shall be a condition of the Additional Closing Date that each of the conditions contemplated by Sections 8 and 9 hereof shall have been satisfied or waived on or before such date.

                 (ii) Each closing of the purchase and issuance of Preferred Stock shall occur on the relevant Closing Date, and shall take place no later than 12:00 Noon, New York time, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

                 8.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                 The Buyer understands that the Company's obligation to sell the Preferred Stock to the Buyer pursuant to this Agreement on the relevant Closing Date is conditioned upon:

                 a. The execution and delivery of this Agreement by the Buyer;

                 b. Delivery by the Buyer of good funds as payment in full of an amount equal to the purchase price for the relevant Preferred Stock in accordance with this Agreement;

                 c. The accuracy on such Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

                 d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

                 9.       CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

                 The Company understands that the Buyer's obligation to purchase the Preferred Stock on the relevant Closing Date is conditioned upon:

                 a. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company;

                 b. Delivery by the Company of the relevant Preferred Stock in accordance with this Agreement;

                 c. The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement. each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

                 d. On such Closing Date, the Registration Rights Agreement shall be in full force and effect and the Company shall not be in default thereunder; and

                 e. On such Closing Date, the Buyer shall have received an opinion of counsel for the Company, dated such Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, substantially to the effect set forth in ANNEX III attached hereto.

                 10.      GOVERNING LAW: MISCELLANEOUS.

                 a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

                 b. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                 c. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

                 d. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                 e. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                 f. This Agreement may be amended only by an instrument in writing signed by both parties hereto.

                 g. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                 11. NOTICES. Unless otherwise specified herein, any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given on the earliest of

                 (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

                 (ii) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

                 (iii) the third business day after mailing by international express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:                  SALIVA DIAGNOSTIC SYSTEMS, INC.
                          11719 NE 95th St.
                          Vancouver, WA 98682
                          ATTN: Kenneth J. McLachlan
                          Telephone No.: (360) 696-4800
                          Telecopier No.: (360) 254-7942

                          with a copy to:

                          Bryan Cave LLP
                          700 Thirteenth Street, N.W.
                          Washington, DC 20005-3960
                          ATTN: LaDawn Naegle, Esq.
                          Telephone No.: (202) 508-6000
                          Telecopier No.: (202) 508-6200

BUYER: At the address set forth on the signature page of this Agreement.

                 12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Preferred Stock and the Purchase Price for a period of one (1) year from the Initial Closing Date or the Additional Closing Date, as applicable, and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.

                  [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

                 IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer or one of its officers thereunto duly authorized as of the date set forth below.

AGGREGATE PURCHASE PRICE OF INITIAL PREFERRED STOCK:  $1,500,000


                            SIGNATURES FOR ENTITIES

         IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this 26th day of January, 1998.


    Freilager Str. 47                        BISCOUNT OVERSEAS LTD.
----------------------------------------    ------------------------------------------------
Address                                     Printed Name of Subscriber
    CH-8043 Zurich, Switzerland
----------------------------------------
                                            By:  /s/ Joseph Owadeyah
                                               -------------------------------------------------
Telecopier No.      01-4935595                       (Signature of Authorized Person)
               -------------------------
                                                     Joseph Owadeyah, President
                                            ---------------------------------------------------
                                            Printed Name and Title
----------------------------------------
Jurisdiction of Incorporation
or Organization

 As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

SALIVA DIAGNOSTIC SYSTEMS, INC.

By:         /s/ Kenneth J. McLachlan
          -----------------------------------------

Title:      President and Chief Executive Officer
         ------------------------------------------
Date:       January 26, 1998
         ------------------------------------------

         ANNEX I          (A)     CERTIFICATE OF DESIGNATION FOR INITIAL
                                  PREFERRED STOCK

         ANNEX II         [INTENTIONALLY OMITTED]

         ANNEX III        OPINION OF COUNSEL

         ANNEX IV         REGISTRATION RIGHTS AGREEMENT

         ANNEX V          COMPANY DISCLOSURE MATERIALS

         ANNEX VI         FORM OF WARRANT